UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

Exact name of registrant as specified in its charter)

Delaware	000-55889	82-3707673
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

4042 Austin Boulevard, Suite B Island Park, New York	11558
(Address of principal executive offices)	(Zip Code)

800-550-5996

Registrant’s telephone number, including area code

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01 Other Events.

On April 17, 2020, the Registrant received a forgivable loan in the amount $28,642 of under the Federal Payroll Protection Program (“PPP”). While the rules under the PPP are complex and continue to evolve and be clarified, generally the PPP loan will be forgiven if, during a certain measuring period that begins with the receipt of the loan, at least 75% of the loan is applied to employee payroll expense with the balance applied to rent and utilities and the recipient employer has employees equal to 90% of the number of employees it had prior to receipt of the loan. Management believes it will be able to make the required certifications at the end of the 8 week period in June 2020 and the PPP Loan will be forgiven. To the extent the PPP Loan is not forgiven, it is converted into a two year loan with an interest rate of 1% per annum,

On May 21, 2020, the Registrant received a loan from the Small Business Administration in the amount of $150,000 (the “SBA Loan”). The SBA Loan bears interest at 3.75% per annum and is payable over 30 years with all payments of principal and interest deferred for the first 12 months.

The PPP loan is being applied as required under the PPP Program and the SBA Loan is being used for general working capital.

Item 9.01 Financial Statements and Exhibits

Financial Information

None

Exhibits:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Diversified Marketing Group, Inc.

May 26, 2020	By:	/s/ Paul Adler
Paul Adler
President